UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	August 5, 2014

HNI Corporation
(Exact Name of Registrant as Specified in Charter)

Iowa	1-14225	42-0617510
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

408 East Second Street, P.O. Box 1109, Muscatine, Iowa  52761-0071
(Address of Principal Executive Offices, Including Zip Code)

Registrant's telephone number, including area code:	(563)-272-7400

NA
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2.):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendment to By-laws

On August 5, 2014, the HNI Corporation (the "Corporation") Board of Directors amended and restated the Corporation's By-laws (the "Amended and Restated By-laws"), effective immediately.  The revisions include, among others, the following:

Section 2.04 includes additional methods of delivering notice of shareholder meetings to shareholders.

Section 2.05 sets a default record date of 60 days prior to a shareholder meeting to determine shareholders of record entitled to vote at the meeting, unless the Board sets a different record date.

Section 2.07 permits remote participation at the Corporation's shareholder meetings.

Section 2.12 added a new paragraph (b) to allow shares to be voted, either in person or by proxy, by a Representative (i.e., administrator, executor, guardian or conservator), or a trustee when a trustee holds shares.

Section 2.16 requires additional information and disclosures from a shareholder submitting a nomination for Director as well as from the Director nominee.

Section 3.08 includes additional methods of delivering notice of Board of Director meetings to Directors.

Section 6.08 deleted the section on director conflict of interest (it was redundant of a provision in the Iowa Business Corporation Act), and renumbers the remaining sections of Article 6.

The foregoing summary of the revisions to the Amended and Restated By-laws is not complete and is qualified in its entirety by reference to the full text of the Corporation's Amended and Restated By-laws, a copy of which is attached to this Current Report on Form 8-K as Exhibit 3.1 and incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01    Financial Statements and Exhibits.

The following exhibit relating to Item 5.03 is filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
3.1	Amended and Restated By-laws of the Corporation, adopted August 5, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HNI CORPORATION
Date:	August 8, 2014	By	/s/ Steven M. Bradford
Steven M. Bradford Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
3.1	Amended and Restated By-laws of the Corporation, adopted August 5, 2014.